EX99-906CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of VanEck Funds (comprising of CM Commodity Index Fund, Emerging Markets Bond Fund, Emerging Markets Fund, Emerging Markets Leaders Fund, Environmental Sustainability Fund, Global Resources Fund, International Investors Gold Fund, and VanEck Morningstar Wide Moat Fund) do hereby certify, to such officer’s knowledge, that:

The semi-annual report on Form N-CSR of VanEck Funds for the period ending June 30, 2022 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of VanEck Funds.

Dated: September 8, 2022	/s/ Jan F. van Eck
Jan F. van Eck
Chief Executive Officer
VanEck Funds

Dated: September 8, 2022	/s/ John J. Crimmins
John J. Crimmins
Treasurer & Chief Financial Officer
VanEck Funds

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.